Exhibit 10.2

Supplement to the

CONTRACT

concerning a consortium loan of

€ 6,000,000

between

Lydall Gerhardi GmbH & Co. KG

as borrower

(the “borrower” or “Lydall Gerhardi”)

and

Lydall Holding Deutschland GmbH

as co-obligor

(the “co-obligor”)

and

Deutsche Bank AG

as mandated lead arranger and agent

(the “agent”)

and

the banks named herein

as lenders

(the “lenders”)

and a simultaneous supplement to the Securities Pool Contract as per Appendix 3 of the contract.

The parties made a verbal agreement on 09/25/2007 to extend the loan and to postpone the final date of redemption to 10/31/2007. This contract is to be further extended by this supplement.

That said, the borrower, the co-obligor, the agent and the lenders agree the following amendments to the contract:

To § 1 of the contract:

The “final date of redemption” is 09/30/2011

The “margin” is 1.5% p.a. above the respectively applicable EONIA

To Appendix IV of the contract:

The claims withdrawal and prolongation declaration issued by Lydall Inc. to Lydall Deutschland Holding GmbH was released by the declaration of 06/20/2006.

The remaining regulations of the contract remain unaltered.

This supplement does not become effective until the agent has received the copy of the guarantee signed by Lydall Inc. (the “guarantor”) as per Appendix 1 to this supplement before expiry of 11/30/2007.

The borrower:

/s/ Lydall Gerhardi GmbH & Co. KG	October 31, 2007

The co-obligor:

/s/ Lydall Deutschland Holding GmbH	October 29, 2007

The agent:

/s/ Deutsche Bank AG	October 31, 2007

The banks:

/s/ Deutsche Bank AG	October 31, 2007

/s/ Volksbank Meinerzhagen eG	October 31, 2007

The guarantor:

/s/ Lydall, Inc.	October 29, 2007